Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (File No. 333-164099, 333-173825, 333-179980 and 333-188663) on Form S-3 and Registration Statements (File No. 333-166257, 333-179220 and 333-195959) on Form S-8 of Lucas Energy, Inc. of our report dated June 27, 2014, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2014.

/s/ Hein & Associates LLP
Hein & Associates LLP

HOUSTON, TEXAS
June 27, 2014